$363,784,732

                 RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR

                           RFMSI SERIES 2006-S1 TRUST
                                 ISSUING ENTITY

                         RESIDENTIAL FUNDING CORPORATION
                           MASTER SERVICER AND SPONSOR

                         MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-S1


                        Supplement dated February 3, 2006
                                       to
                  Prospectus Supplement dated January 26, 2006
                                       to
                        Prospectus dated January 26, 2006
                             -------------------------------------------

        The prospectus supplement is hereby revised as follows:

        The number $58,968,961.51, which appears in the row "Aggregate principal balance" under the column "Non-Discount Mortgage Loans, I/O* Term 120 Months" in the table entitled "Assumed Mortgage Loan Characteristics--Group I Loans," which appears on page S-77 of the prospectus supplement, is hereby deleted and replaced with the number $56,968,961.51.

        This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

        Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, for ninety days following the date of this supplement, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus, such delivery requirement generally may be satisfied through the filing of the supplement, prospectus supplement and prospectus with the Securities and Exchange Commission.

RBS GREENWICH CAPITAL                              GMAC RFC SECURITIES